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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference into Registration Statement Nos. 333-76223, 333-83521, 333-57972, 333-74100, 333-89134 and
333-102392 on Form S-3 and Nos. 333-8990, 333-30304, 333-57970, 333-70238 and
333-107835 on form S-8 of our report dated March 5, 2004,(which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of statement of Financial Accounting Standards No. 142, Goodwill and other Intangible Assets, on January 1, 2002, as discussed in Note 2 to the consolidated financial statements) appearing in the Annual Report on Form 10-K of Cray Inc. for the year ended December 31, 2003.



DELOITTE & TOUCHE LLP

Seattle, Washington
March 12, 2004